AS, Capital, Inc.

INCORPORATED UNDER THE LAWS OF STATE OF NEVADA

CERT.9999

CERTIFICATE NUMBER

* 9000000000 *

SHARES

PAR VALUE $0.0001
COMMON STOCK

CUSIP NO. 999999ZZ9

AS CAPITAL, INC.
SEAL
NEVADA

THIS CERTIFIES THAT

* SPECIMEN *

IS THE OWNER OF

* NINE BILLION AND 00/100 *

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.0001 EACH OF

AS CAPITAL, INC.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR.
WITNESS THE FACSIMILIE SEAL OF THE CORPORATION AND THE FACSIMILIE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED: JANUARY 01, 2009

COUNTERSIGNED AND REGISTERED
TRANSHARE CORPORATION
TRANSFER AGENT

BY

AUTHORIZED SIGNATURE
15500 ROOSEVELT BOULEVARD, SUITE 301, CLEARWATER, FL 33710

XUE RAN GAO
Presiden, CEO, CFO, Secretary and Director

CERT.9999

999999 TEST ISSUE REF 1999 5.4375% 12/31/5